Exhibit 10.4

HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Convertible Note and Warrant Purchase Agreement (this “Agreement”) is made as of October 26, 2011 (the “Effective Date”) by and between Hyperion Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company desires to issue and sell, severally and not jointly, and the Purchasers desire to purchase, severally and not jointly, (i) convertible unsecured promissory notes in substantially the form attached to this Agreement as Exhibit B (individually, a “Note” and collectively, the “Notes”) in the aggregate principal amount of up to fifteen million thirty thousand dollars ($15,030,000), which shall be convertible on the terms stated herein into equity securities of the Company and (ii) warrants to purchase stock of the Company in substantially the form attached to this Agreement as Exhibit C (individually, a “Warrant” and collectively, the “Warrants”) for the purchase price set forth on Exhibit A. The Notes, Warrants and the equity securities issuable upon conversion or exercise thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the “Securities.” This Agreement, the Notes and the Warrants are collectively referred to herein as the “Loan Documents.”

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANT.

1.1 Issuance of Notes. On the terms of and subject to the conditions specified in this Agreement, the Company hereby agrees to issue and sell to the Purchasers, severally and not jointly, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the Notes on the terms and conditions included herein in such principal amounts at each Closing (as defined below) as set forth on the Schedule of Purchasers attached as Exhibit A hereto. The Company’s obligations to the Purchasers shall be evidenced by the Notes delivered to the Purchasers on the date of the applicable Closing.

1.2 Interest Rate. Interest shall accrue solely to the extent as set forth in the Notes.

1.3 Term. All outstanding principal and interest due under any Note shall be due and payable as set forth therein. Payment of all or any portion of the outstanding principal amount of any Note and all interest thereon shall be pari passu in right of payment and in all other respects to the other Notes. If the Company pays all or any portion of the outstanding principal amount of any Note or any accrued and unpaid interest thereon, such payment shall be made at the same time as and pro rata with payment on each other Note.

1.4 No Usury. This Agreement and each Note issued pursuant to the terms of this Agreement are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Purchasers hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California. If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Purchasers hereof that all payments under this Agreement or any Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Note, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 1.4 shall never be superseded or waived and shall control every other provision of this Agreement and any Note.

1.5 Warrant Issuance. On the terms of and subject to the conditions specified in this Agreement, the Company further agrees to issue and sell to the Purchasers, severally and not jointly, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the Warrants on the terms and conditions included herein at each Closing for the aggregate purchase price set forth on the Schedule of Purchasers attached as Exhibit A hereto. The number of shares of stock that the Investor shall be entitled to purchase upon exercise of the Warrant shall be determined in accordance with the terms and conditions of the Warrant.

1.6 Warrant Purchase Price. In consideration for the issuance of the Warrants, at each Closing, the Purchasers shall pay to the Company by check or wire transfer an amount for each Warrant equal to 0.01% of the principal amount of each Note it is issued.

1.7 The Company and the Purchasers, as a result of arm’s length bargaining, agree that:

(a) Neither the Purchasers nor any affiliated company has rendered any services to the Company in connection with this Agreement;

(b) The Warrants are not being issued as compensation;

(c) The aggregate fair market value of the Notes, if issued apart from the Warrants, is equal to the aggregate of the total note amounts as listed on Exhibit A; and the aggregate fair market value of the Warrants, if issued apart from the Notes, is equal to the aggregate total warrant amounts as listed on Exhibit A; and

(d) All tax returns and other return information of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall, as applicable, consistently reflect the matters agreed to in (a) through (d) above.

2. CLOSINGS.

2.1 Initial Closing. The initial sale and purchase of the Notes and Warrants shall take place in a closing (the “Initial Closing”) to be held at the offices of Hogan Lovells U.S. LLP, 525 University Ave., 3rd Floor, Palo Alto, California 94301 (“Hogan Lovells”) on the date hereof or at such other time and place as the Company and the Purchasers having agreed to purchase a majority of the principal amount of the Notes at the Initial Closing to be purchased hereunder mutually agree upon, orally or in writing. The Company will issue and sell to the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, Notes with an aggregate principal amount of up to seven million five hundred thousand dollars ($7,500,000) in such principal amounts as is set forth under the heading “Initial Closing Note Amount” on the Schedule of Purchasers attached as Exhibit A hereto (the “Initial Closing Notes”).

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2.2 Subsequent Initial Closing. For up to thirty (30) days following the Initial Closing, the Company may sell and issue Notes with an aggregate principal amount of up to twelve thousand seven hundred fifty dollars ($12,750) (the “Subsequent Initial Closing Notes”) to one or more new Purchasers who is a holder of preferred stock of the Company (other than those preferred stockholders that participated in the Initial Closing) (each a “New Purchaser”), pursuant to Section 9.3 hereof, in a subsequent closing (the “Subsequent Initial Closing”). Any purchaser of Notes in the Subsequent Initial Closing shall become party to this Agreement and shall become subject to the terms and conditions of this Agreement, including, but not limited to Section 2.3 hereof. The Subsequent Initial Closing shall be held at Hogan Lovells at a time and date specified by the Company or at such other time and place as the Company and the Purchasers having agreed to purchase a majority of the principal amount of the Notes at the applicable Closing to be purchased hereunder mutually agree upon, orally or in writing.

2.3 Second Closing (and Investor “Put” Right). So long as there has not been a Qualified Financing, Change in Control or Initial Public Offering (each as defined below) on or before June 30, 2012, or in the event that the Notes issued in the Initial Closing or Subsequent Initial Closing have not previously been converted pursuant to Section 3 below, upon: (i) the election and approval, in writing, of at least 66% of the principal amount of the then-outstanding Notes (the “Purchaser Majority”) in their sole discretion, (ii) with advance notice provided to all Purchasers, and (iii) subject to the satisfaction or waiver of the conditions set forth in Section 7 hereof, the Company will issue and sell to the Purchasers, severally and not jointly, and each Purchaser agrees, severally and not jointly, to purchase from the Company, Notes with an aggregate principal amount of (a) seven million five hundred thousand dollars ($7,500,000) or (b) in the event that all or a portion of the Subsequent Initial Closing Notes have been issued, up to seven million five hundred twelve thousand seven hundred fifty dollars ($7,512,750) (subject to the provisions of Section 9.3), in such principal amounts as is set forth under the heading “Second Closing Note Amount” on the Schedule of Purchasers attached as Exhibit A hereto (the “Second Closing”); provided, however, in the event that the Notes issued in the Initial Closing or Subsequent Initial Closing will be converted pursuant to Section 3.2 or 3.3 and the Second Closing has not yet occurred, the Company shall provide each Purchaser with twenty (20) days notice prior to the consummation of the Change of Control (as defined below) or Initial Public Offering , as applicable. The Second Closing shall be held at Hogan Lovells at a time and date specified by the Company or at such other time and place as the Company and the Purchasers having agreed to purchase a majority of the principal amount of the Notes at the Second Closing mutually agree upon, orally or in writing; provided, that in the event the Company has provided the Purchasers with notice of the consummation of a Change of Control or Initial Public Offering, as applicable, the Second Closing shall occur no later than ten (10) days prior to the consummation of the Change of Control or Initial Public Offering, as applicable. The Initial Closing, Subsequent Initial Closing and the Second Closing are each referred to herein as a “Closing.” Any sale of Notes at a Closing shall be upon the same terms and conditions as those contained herein; and such persons or entities, by delivery of the appropriate executed signature pages, shall become parties to this Agreement and shall have the rights and obligations of a Purchaser hereunder.

2.4 Delivery. At each Closing, the Company will deliver to each Purchaser a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A against receipt by the Company from each Purchaser of the principal amount set forth opposite such Purchaser’s name on Exhibit A by check or wire transfer. Notwithstanding Section 11.7 herein, Exhibit A to this Agreement may be amended by the Company without the consent of Purchasers from time to time to reflect the addition of new Purchasers and the principal amount of Notes to be purchased by such Purchasers in any Closing.

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3. CONVERSION.

3.1 Qualified Financing. If, after the date hereof and prior to conversion pursuant to Sections 3.2, 3.3, 3.4 or 3.5, a Qualified Financing occurs, the entire unpaid principal amount and unpaid accrued interest (if any) of each Note shall be automatically converted into that number of shares of the series of the Company’s preferred stock issued in the Qualified Financing (the “New Preferred Stock”) equal to the quotient of (i) the outstanding principal amount plus unpaid accrued interest (if any) divided by (ii) the price per share paid by the investors purchasing New Preferred Stock in the Qualified Financing. For purposes of the Loan Documents, “Qualified Financing” shall mean the issuance and sale by the Company of New Preferred Stock in consideration of which the Company receives aggregate gross proceeds of not less than forty million dollars ($40,000,000) (including conversion of the Notes) and “New Investor” shall mean a venture capital, institutional or corporate investor that is not, immediately prior to the closing of the Qualified Financing, (i) a holder of the preferred stock of the Company and (ii) that invests at least five million dollars ($5,000,000) in the Qualified Financing. For purposes of clarity, the issuance of forty million dollars ($40,000,000) in Notes (including the April 2011 Bridge Notes, as defined below) shall not (or the conversion of any such notes into equity shall not) constitute a Qualified Financing. Shares of New Preferred Stock issuable upon conversion of the Notes shall be issued on the same terms and conditions as the shares sold to the investors in the Qualified Financing.

3.2 Conversion Upon Change of Control. If , after the date hereof and prior to conversion pursuant to Sections 3.1, 3.3, 3.4 or 3.5, a Change of Control occurs, immediately prior to the effective date of such Change of Control, the entire unpaid principal amount and unpaid accrued interest (if any) of each Note shall be automatically converted into that number of shares of a new series of preferred stock (the “Series X Preferred”) equal to the quotient of (i) the outstanding principal amount plus accrued interest (if any) divided by (ii) the Series C-2 Original Issue Price (as defined in the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”)). Prior to the effective date of such Change of Control, the Company shall amend its Restated Certificate to authorize the Series X Preferred. The Series X Preferred Stock shall have rights, preferences and privileges identical to the Company’s existing Series C-1 Preferred Stock and Series C-2 Preferred Stock (together, the “Preferred Stock”) and shall be pari passu with such Preferred Stock, provided, however, that upon a Liquidation Event (as defined in the Restated Certificate), before any distribution or payment is made to the holders of Preferred Stock or the Company’s common stock (“Common Stock”), the Series X Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution an amount per share of Series X Preferred Stock equal to three times the Series C-2 Original Issue Price. For purposes of the Loan Documents, “Change of Control” shall mean (i) a merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company) or any other transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Company in a single transaction or series of related transactions; provided, however, that a Change of Control of the Company shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall provide each of the Purchasers written notice no less than twenty (20) days’ notice prior to the effective date of such Change of Control transaction.

3.3 Conversion upon Initial Public Offering. If, after the date hereof and prior to conversion pursuant to Sections 3.1, 3.2, 3.4 or 3.5, an Initial Public Offering occurs, immediately prior to the closing of such Initial Public Offering, the entire unpaid principal amount and unpaid accrued interest (if any) of each Note shall be automatically converted into that number of shares of the Company’s Common Stock equal to the quotient of (i) the outstanding principal amount of the note plus accrued

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interest (if any) divided by (ii) the price to the public of the shares of Common Stock to be sold in the Initial Public Offering. For purposes of the Loan Documents, “Initial Public Offering” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”).

3.4 Optional Conversion. If, after the date hereof and prior to conversion pursuant to Sections 3.1, 3.2, 3.3 or 3.5, the Company consummates an equity financing, other than a Qualified Financing (a “Non-Qualified Financing”), each Holder shall have the option to covert its respective Note(s) into a number of shares of equity securities issued in the Non-Qualified Financing, equal to the quotient of (i) the outstanding principal amount of the note plus unpaid accrued interest (if any) divided by (ii) the lowest price per share paid by the investor in the Non-Qualified Financing. In addition, upon the election of the Purchaser Majority, the entire unpaid principal amount and unpaid accrued interest (if any) of each Note shall be automatically converted into that number of shares of equity securities issued in the Non-Qualified Financing in the same manner as specified in the foregoing sentence.

3.5 Conversion at Maturity. If the Notes have not been previously converted prior to the Maturity Date (as such term is defined in the Notes), upon the written election of the Purchaser Majority the entire unpaid principal amount and unpaid accrued interest (if any) of each Note shall be automatically converted into that number of shares of the Company’s Series C-2 Preferred equal to the quotient of (i) the outstanding principal amount plus unpaid accrued interest (if any) divided by (ii) the Series C-2 Original Issue Price.

3.6 Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of the Notes. In lieu of any fractional share to which a holder of a Note would otherwise be entitled, the Company will pay to such holder in cash the amount of the unconverted principal balance and accrued interest balance (if any) of such Note that would otherwise be converted into such fractional share. Upon conversion of the Notes pursuant to this Section 3, each holder shall surrender its Note(s), duly endorsed, at the principal offices of the Company or any transfer agent of the Company or provide evidence and indemnity reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of its Note(s). At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such holder, at such principal office, a certificate or certificates for the number of shares to which such holder is entitled upon such conversion and a check or wire transfer payable to such holder for any cash amounts payable as described herein. Upon conversion of the Notes, the Company will be forever released from all of its obligations and liabilities under the Loan Documents including without limitation the obligation to pay the principal amount and accrued interest of the Notes.

3.7 Further Assurances. Each Purchaser understands that the conversion of the Notes into, and the sale and purchase of, equity securities of the Company may require such Purchaser’s execution of, among other things, (i) written actions for the amendment of the Company’s Restated Certificate, to increase the existing authorized capital stock of the Company and/or authorize a new series of preferred stock, and (ii) certain agreements relating to the purchase and sale of such securities as well as registration, co-sale and voting rights, if any, relating to such equity securities, and each Purchaser hereby agrees to execute such written actions and agreements and to take such further actions necessary or advisable to consummate the transactions contemplated hereby upon request by the Company after the time of conversion.

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4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchasers as follows:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

4.2 Authorization. Except for: (a) filing an amendment to the Restated Certificate to authorize a new series of Preferred Stock and additional shares of Common Stock issuable upon conversion of Preferred Stock issued upon conversion of the Notes or exercise of the Warrants and (b) the reservation of (i) shares of Preferred Stock issuable upon conversion of the Notes or exercise of the Warrants or (ii) shares of Common Stock issuable upon conversion of the Preferred Stock into which the Notes have been converted or the Warrants have been exercised, all corporate action on the part of the Company, its officers, directors and stockholders necessary for (a) execution and delivery of the Loan Documents, (b) the authorization, sale, issuance and delivery of the Notes and Warrants, (c) the issuance of the capital stock of the Company into which the Notes are convertible (the “Conversion Stock”), (d) the issuance of the Common Stock into which the Warrants are exercisable, (e) the issuance of the Common Stock underlying the Conversion Stock (the “Underlying Common”) and (f) the performance of all obligations of the Company under the Loan Documents required to be taken before the applicable Closing has been taken or will be taken prior to the applicable Closing. The Loan Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws. The terms of the transactions contemplated by the Loan Documents have been recommended to the Company’s Board of Directors by the Company’s management and unanimously approved by all directors not having an interest in the transactions contemplated by the Loan Documents.

4.3 Governmental Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance by the Company of the Loan Documents and the transactions contemplated thereby, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act, all of which filings will be effected after the applicable Closing.

4.4 Compliance with Other Instruments. The Company is not in violation or default of any provision of the Restated Certificate or its Bylaws as currently in effect. The Company is not in violation of, or default under any provision of any instrument, mortgage, deed of trust, loan, contract, commitment or obligation to which it is a party or by which it or any of its properties are bound, which violations or defaults, individually or in the aggregate, would materially adversely affect the business, properties or condition (financial or otherwise) of the Company. The Company is not in violation of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the business, properties or condition (financial or otherwise) of the Company or any judgment, decree or order to which it is a party, in any material respect. The Company

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has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or condition (financial or otherwise) of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.5 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of the Loan Documents or the right of the Company to enter into any of such Loan Document, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for the foregoing. Except for the arbitration proceeding with Medicis Pharmaceutical Corporation, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse effect on the business, properties or condition (financial or otherwise) of the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

4.6 Capitalization.

(a) The authorized capital stock of the Company, immediately prior to the Initial Closing, consists of (i) 80,000,000 shares of Common Stock, par value $0.0001 per share, 2,858,251 shares of which are issued and outstanding and (ii) 66,000,000 shares of Preferred Stock, par value $0.0001 per share, 11,647,769 of which are designated Series C-1 Preferred Stock, all of which are issued and outstanding and 53,673,645 of which are designated Series C-2 Preferred Stock, 28,397,980 of which are issued and outstanding.

(b) The Company has reserved 8,823,187 shares of Common Stock for issuance pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”), of which (i) 400,546 shares of Common Stock have been issued pursuant to the exercise of outstanding options and are included in the number of shares of Common Stock outstanding as reflected in Section 4.6(a)(i) above, (ii) options to purchase 7,920,296 shares of Common Stock have been approved for grant, are issued and are unexercised, and (iii) 502,345 shares of Common Stock remain available for future grant and issuance to officers, directors, employees and consultants of the Company. The Company reserved (i) 11,647,769 shares of Common Stock for conversion of the Series C-1 Preferred Stock, (ii) 28,397,980 shares of Common Stock for conversion of the outstanding Series C-2 Preferred Stock.

(c) Other than the shares reserved for issuance under the Plan, 1,810 shares of Common Stock reserved for issuance pursuant to outstanding warrants to purchase Common Stock, $17.5 million principal amount of Convertible Unsecured Promissory Notes issued on April 1, 2011 (the “April 2011 Bridge Notes”) pursuant to the Convertible Note and Warrant Purchase Agreement, dated April 1, 2011 between the Company and the Purchasers (the “Prior Purchase Agreement”) and Warrants to purchase shares of Common Stock issued on April 1, 2011 pursuant to the Prior Purchase Agreement (the “April 2011 Bridge Warrants”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

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(d) As of the date hereof, each outstanding share of Preferred Stock is convertible into one share of Common Stock, and the issuance of the Notes and Warrants contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the conversion rate of the outstanding shares of Preferred Stock.

4.7 Financial Statements. The Company has delivered to the Purchasers true and complete copies of (i) the audited balance sheets of the Company as of December 31, 2009 and 2010; (ii) the audited statements of income and cash flows of the Company for each of the three years ended December 31, 2008, 2009 and 2010; (iii) the unaudited balance sheet of the Company as of September 30, 2011 and (iv) unaudited statements of income and cash flows of the Company for the nine-month period ended September 30, 2011 (all of such financial statements, collectively, the “Financial Statements”). The Financial Statements were prepared in accordance with GAAP consistently applied, and fairly present the financial condition and results of operations and cash flows of the Company as of the stated date and for the periods referred to therein, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.

4.8 Full Disclosure. To the Company’s knowledge, neither this Agreement nor the Notes or Warrants, nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith at the applicable Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as to itself only that:

5.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver the Loan Documents and to carry out their provisions. All action on the Purchaser’s part required for the lawful execution and delivery of the Loan Documents has been taken. Upon their execution and delivery, the Loan Documents will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

5.2 Experience. The Purchaser is experienced in investing in the securities of development stage companies such as the Company and acknowledges that investment in the Securities involves a number of significant risks, it is able to fend for itself, it can bear the economic risk of its investment, including the full loss of its investment, and it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser also represents it was not organized solely for the purpose of acquiring the Securities.

5.3 Accredited Investor. The Purchaser represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

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5.4 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

5.5 Residence. The Purchaser’s principal residence or office location is in the state identified in the address of the Purchaser set forth beneath its signature hereto.

5.6 Disclosure of Information. The Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Purchaser understands and acknowledges that such discussions, as well as any written information issued by the Company, (i) were intended to describe the aspects of the Company’s business which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Purchaser to rely thereon.

5.7 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Securities to be received by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.8 Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that the Company has no present intention of registering the Securities. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Purchaser might propose.

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5.9 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

5.10 Special Mandatory Conversion. Each Purchaser acknowledges and agrees that if a Purchaser holds, at the time of delivery of the Issuance Notice (as defined in the Restated Certificate), an aggregate of at least 60,000 shares of the Company’s Series C-1 Preferred Stock (the “Series C-1 Preferred”) or the Company’s Series C-2 Preferred Stock (the “Series C-2 Preferred”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) and fails to purchase (a) in the Initial Closing and (b) the Second Closing, if any, a Note in the principal amount set forth on Exhibit A under “Initial Closing Note Amount” and “Second Closing Note Amount,” as applicable, then (i) all of the total shares of Series C-1 Preferred and Series C-2 Preferred then-held by such Purchaser shall automatically be converted into shares of the Company’s Common Stock on a 10-for-1 basis in accordance with Article IV.D.5(p) of the Restated Certificate and (ii) to the extent that the Series C-1 Preferred Conversion Price (as defined in the Restated Certificate) or Series C-2 Conversion Price (as defined in the Restated Certificate) has been adjusted pursuant to a previously Qualifying Dilutive Issuance (as defined in the Restated Certificate) the conversion of the Series C-1 Preferred and/or Series C-2 Preferred, as applicable, shall apply as if no such previous adjustment(s) had been applied to the Series C-1 Conversion Price or Series C-2 Conversion Price, and (iii) all rights with respect to the Series C-1 Preferred and/or Series C-2 Preferred converted pursuant to Article IV.D.5(p) of the Restated Certificate will terminate at the time of such conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time), except only the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive a certificate or certificates for the number of full shares of Common Stock issuable on such conversion. Any person or entity to whom shares of Series C-1 Preferred and/or Series C-2 Preferred are transferred by a Purchaser, whether voluntarily or by operation of law, shall be bound by this Section 5.10, and such shares shall remain subject to the conversion provisions hereunder and under the Restated Certificate, as may be amended from time to time, until such time as all Notes that the transferring Purchaser was required to purchase at the Closings are purchased. In addition, in the event that a Purchaser fails to purchase Notes in the principal amount allocated to it in the Initial Closing or Second Closing such Notes shall be made available for the Purchasers who participate in such Closing to purchase on a pro rata basis (based on the principal amount of the Notes such participating Investors have purchased in the Initial Closing or Second Closing, as applicable).

5.11 Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.”

(b) “THESE SECURITIES ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.”

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(c) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended, and any legends placed on the New Preferred Stock in connection with the Qualified Financing or such other equity securities issued upon conversion of the Notes.

6. CONDITIONS OF THE PURCHASERS’ OBLIGATIONS AT THE INITIAL CLOSING.

The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless waived by the Purchaser Majority of the principal amount of the Notes to be issued in the Initial Closing:

6.1 Representations and Warranties; Performance of Obligations. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Initial Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Initial Closing.

6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Initial Closing.

6.3 Restated Certificate. The Company’s Restated Certificate shall continue to be in full force and effect as of the Initial Closing.

6.4 Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the date of the Initial Closing, to the effect that the conditions specified in Section 6.1 have been satisfied.

6.5 Secretary’s Certificate. The Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Amended and Restated Certificate of Incorporation as in effect at the time of the Initial Closing; (ii) the Company’s Bylaws as in effect at the time of the Initial Closing; (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the date of the Initial Closing.

7. CONDITIONS OF THE PURCHASERS’ OBLIGATIONS AT THE ADDITIONAL CLOSINGS.

The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Subsequent Initial Closing or Second Closing, as applicable (the “Additional Closing”), of the following conditions, unless waived by the Purchaser Majority of the principal amount of the Notes to be issued in such Closing:

7.1 Representations and Warranties; Performance of Obligations. The representations and warranties of the Company contained in Section 4 shall be true on and as of such Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Additional Closing.

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7.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Additional Closing.

7.3 Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the date of such Closing, to the effect that the conditions specified in Sections 7.1 have been satisfied.

7.4 Secretary’s Certificate. The Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Amended and Restated Certificate of Incorporation as in effect at the time of the Additional Closing; (ii) the Company’s Bylaws as in effect at the time of the Additional Closing; (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby; and (iv) and good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the date of the Additional Closing.

8. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT EACH CLOSING.

The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

8.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the applicable Closing.

8.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

9. COVENANTS OF THE COMPANY.

9.1 Indebtedness. For so long as any of the Notes remain outstanding, the Company will not, except with the approval of the Purchaser Majority, incur any obligation, liability, or indebtedness (absolute, accrued, contingent or other), other than (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) those related to or contemplated by the Loan Documents.

9.2 Change of Control. The Company shall not undergo a Change of Control without the prior written consent of the Purchaser Majority.

9.3 Rights Offering. To the extent permitted by applicable securities laws, the Company shall provide each holder of preferred stock of the Company (other than those preferred stockholders that participated in the Initial Closing) with a written offer to participate in the financing contemplated by this Agreement in an aggregate amount equal to fifteen million ($15,000,000) multiplied by the ratio of the total number of shares of preferred stock held by such stockholder immediately prior to the Initial Closing divided by the total number of shares of the Company’s preferred stock outstanding immediately prior to the Initial Closing and close such investment within thirty (30) days of the Initial

12

Closing; provided, however, that any amounts subscribed for by any such preferred stockholder shall be funded in two tranches (50% of the aggregate investment in the Subsequent Initial Closing and 50% of the aggregate investment in the Second Closing).

10. “MARKET STAND OFF” AGREEMENT.

Each Purchaser hereby agrees that such Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) the 180-day period following the effective date of the Initial Public Offering; provided, that, all officers and directors of the Company and holders of at least 1% of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

11. MISCELLANEOUS.

11.1 Fees and Expenses. The Company shall pay all reasonable legal fees and out-of-pocket expenses of a single legal counsel to the Purchasers, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, incurred in connection with the transactions contemplated in this Agreement; provided that such legal fees and out-of-pocket expenses shall not exceed $15,000 in the aggregate.

11.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3 Governing Law; Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each party hereto consents to exclusive jurisdiction and venue in the county of San Mateo, California, if in state court, and in the United States District Court for the Northern District of California, if in United States federal court, for any suit or proceeding relating to, arising out of or arising under this Agreement; such courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceeding and venue shall be appropriate for all purposes in such courts.

11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon three (3) business days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after deposit with a nationally recognized air courier, upon receipt of confirmation with regard to delivery by facsimile or upon twelve (12) hours after delivery by electronic mail and addressed: (i) if to the Purchasers, at the Purchasers’ address, facsimile number or

13

electronic mail address as set forth on the signature page, or at such other address, facsimile number or electronic mail address as the Purchasers shall have furnished to the Company in writing, or (ii) if to the Company, at its current address or at such other address, facsimile number or electronic mail address as the Company shall have furnished to the Purchasers in writing.

11.7 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser Majority; provided, however, no consent of the Purchaser Majority shall be required to add Purchasers participating in an Additional Closing (in accordance with the Company’s obligations pursuant to Section 9.3 hereof) and any New Purchasers participating in an Additional Closing as parties to this Agreement and to Exhibit A hereof. Any amendment or waiver effected in accordance with this Section 11.7 shall be binding upon each Purchaser of Notes and the Company.

11.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

11.9 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

11.10 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

11.11 Conflict with Terms of the Convertible Notes. In the event that any of the terms of this Agreement conflict with the terms contained in the Notes and except for any conflict with Section 1.6 of this Agreement which shall govern and control, such terms contained in the Notes shall govern and control.

11.12 Implied Covenant of Good Faith and Fair Dealing. This Agreement shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

HYPERION THERAPEUTICS, INC.

Signature:	/s/ Donald J. Santel

Print Name:	Donald J. Santel

Title:	CEO

Address:	601 Gateway Boulevard, Suite 200

South San Francisco, CA 94080

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

	By:	NEA Partners 12, Limited Partnership

	By:	NEA 12 GP, LLC

	By:	/s/ Louis Citron

	Name:	Louis Citron

	Title:	Chief Legal Officer

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:	Highland Capital Partners VII Limited Partnership

By: Highland Management Partners VII Limited Partnership,
its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

	By:	/s/ Bijan Salehizadeh
Authorized Manager

Highland Capital Partners VII-B Limited Partnership

By: Highland Management Partners VII Limited Partnership,
its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

	By:	/s/ Bijan Salehizadeh
Authorized Manager

Highland Capital Partners VII-C Limited Partnership

By: Highland Management Partners VII Limited Partnership,
its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

	By:	/s/ Bijan Salehizadeh
Authorized Manager

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	Highland Entrepreneurs’ Fund VII Limited Partnership

By: Highland Management Partners VII Limited Partnership,
its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

	By:	/s/ Bijan Salehizadeh
Authorized Manager

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	SOFINNOVA VENTURE PARTNERS VII, L.P.

	By:	Sofinnova Management VII, LLC

Its General Partner

	By:	/s/ James Healy

	Name:	James Healy

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	WRF CAPITAL (WASHINGTON RESEARCH FOUNDATION)

	Signature:	/s/ Ronald S. Howell

	Print Name:	Ronald S. Howell

	Title:	CEO

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	BAY CITY CAPITAL FUND V, L.P.

By: Bay City Capital Management V LLC, its General Partner

By: Bay City Capital LLC, its Manager

	By:	/s/ Carl Goldfischer
	Name:	Carl Goldfischer
Title: Manager and Managing Director

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	BAY CITY CAPITAL FUND V CO-INVESTMENT FUND, L.P.

By: Bay City Capital Management V LLC, its General Partner

By: Bay City Capital LLC, its Manager

	By:	/s/ Carl Goldfischer
	Name:	Carl Goldfischer
Title: Manager and Managing Director

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	Panorama Capital, L.P.

By: Panorama Capital Management, LLC Its General Partner

	By:	/s/ Gaurav Aggarwal

	Name:	Gaurav Aggarwal

	Title:	Partner

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	/s/ Chris Rivera
CHRIS RIVERA

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	/s/ Mark Blumling
MARK BLUMLING

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	/s/ Michael Rivera
MICHAEL RIVERA

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:	/s/ George Jue
GEORGE JUE

[SIGNATURE PAGE TO HYPERION THERAPEUTICS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT]

EXHIBIT A

SCHEDULE OF PURCHASERS

INVESTORS IN INITIAL CLOSING AND SECOND CLOSING

INVESTOR	INITIAL CLOSING NOTE AMOUNT	SECOND CLOSING NOTE AMOUNT	TOTAL NOTE AMOUNTS	INITIAL CLOSING WARRANT PURCHASE PRICE	SECOND CLOSING WARRANT PURCHASE PRICE	TOTAL WARRANT AMOUNTS	TOTAL INVESTMENT AMOUNT
New Enterprise Associates 12, Limited Partnership 1954 Greenspring Drive, Suite 600 Timonium, MD 21093 Attn: Pam Clark	$1,725,188.12	$1,725,188.12	$3,450,376.24	$172.52	$172.52	$345.04	$3,450,721.28
Highland Capital Partners VII Limited Partnership One Broadway, 16th Floor Cambridge, MA 02142 Attn: Patrick Cammarata	$915,968.94	$915,968.94	$1,831,937.88	$91.60	$91.60	$183.20	$1,832,121.08
Highland Capital Partners VII-B Limited Partnership One Broadway, 16th Floor Cambridge, MA 02142 Attn: Patrick Cammarata	$221,957.12	$221,957.12	$443,914.24	$22.20	$22.20	$44.40	$443,958.64

INVESTOR	INITIAL CLOSING NOTE AMOUNT	SECOND CLOSING NOTE AMOUNT	TOTAL NOTE AMOUNTS	INITIAL CLOSING WARRANT PURCHASE PRICE	SECOND CLOSING WARRANT PURCHASE PRICE	TOTAL WARRANT AMOUNTS	TOTAL INVESTMENT AMOUNT
Highland Capital Partners VII-C Limited Partnership One Broadway, 16th Floor Cambridge, MA 02142 Attn: Patrick Cammarata	$323,239.63	$323,239.63	$646,479.26	$32.32	$32.32	$64.64	$646,543.90
Highland Entrepreneurs’ Fund VII Limited Partnership One Broadway, 16th Floor Cambridge, MA 02142 Attn: Patrick Cammarata	$28,701.40	$28,701.40	$57,402.80	$2.87	$2.87	$5.74	$57,408.54
Sofinnova Venture Partners VII, L.P. 2800 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Hooman Shahlavi	$1,725,188.12	$1,725,188.12	$3,450,376.24	$172.52	$172.52	$345.04	$3,450,721.28
WRF Capital (Washington Research Foundation) 2815 Eastlake Avenue E., Suite 300 Seattle, WA 98102 Attn: Thong Le	$185,013.32	$185,013.32	$370,026.64	$18.50	$18.50	$37.00	$370,063.64

INVESTOR	INITIAL CLOSING NOTE AMOUNT	SECOND CLOSING NOTE AMOUNT	TOTAL NOTE AMOUNTS	INITIAL CLOSING WARRANT PURCHASE PRICE	SECOND CLOSING WARRANT PURCHASE PRICE	TOTAL WARRANT AMOUNTS	TOTAL INVESTMENT AMOUNT
Bay City Capital Fund V, L.P. 750 Battery Street Suite 400 San Francisco, CA 94111	$1,398,201.37	$1,398,201.37	$2,796,402.74	$139.82	$139.82	$279.64	$2,796,682.38
Bay City Capital Fund V Co-Investment Fund, L.P. 750 Battery Street Suite 400 San Francisco, CA 94111	$26,644.56	$26,644.56	$53,289.12	$2.66	$2.66	$5.32	$53,294.44
Panorama Capital, L.P. 2440 Sand Hill Road Suite 302 Menlo Park, CA 94025	$949,897.41	$949,897.41	$1,899,794.82	$94.99	$94.99	$189.98	$1,899,984.80

TOTAL:	$7,499,999.99	$7,499,999.99	$14,999,999.98	$750.00	$750.00	$1,500.00	$15,001,499.98

INVESTORS IN SUBSEQUENT INITIAL CLOSING AND SECOND CLOSING

INVESTOR	SUBSEQUENT INITIAL CLOSING NOTE AMOUNT	SECOND CLOSING NOTE AMOUNT	TOTAL NOTE AMOUNTS	SUBSEQUENT INITIAL CLOSING WARRANT PURCHASE PRICE	SECOND CLOSING WARRANT PURCHASE PRICE	TOTAL WARRANT AMOUNTS	TOTAL INVESTMENT AMOUNT
Chris Rivera 22016 238th Place SE Maple Valley, WA 98038	$2,396.70	$2,396.70	$4,793.40	$0.24	$0.24	$0.48	$4,793.88
Michael Rivera 2804 Clifftop Lane Whistler, BC V0N 1B2	$345.73	$345.73	$691.46	$0.03	$0.03	$0.06	$691.52
George Jue 1709 Westbrook Avenue Los Altos, CA 94024	$571.22	$571.22	$1,142.44	$0.06	$0.06	$0.12	$1,142.56
Mark Blumling 5463 Paradise Drive Corte Madera, CA 94925	$237.10	$237.10	$474.20	$0.02	$0.02	$0.04	$474.24

TOTAL:	$3,550.75	$3,550.75	$7,101.50	$0.35	$0.35	$0.70	$7,102.20

TOTAL INVESTMENT OF ALL INVESTORS

TOTAL NOTE AMOUNT IN INITIAL CLOSING	TOTAL NOTE AMOUNT IN SUBSEQUENT CLOSING	TOTAL NOTE AMOUNT IN SECOND CLOSING	TOTAL WARRANT AMOUNT IN INITIAL CLOSING	TOTAL WARRANT AMOUNT IN SUBSEQUENT CLOSING	TOTAL WARRANT AMOUNT IN SECOND CLOSING	TOTAL INVESTMENT AMOUNT

$7,499,999.99	$3,550.75	$7,503,550.74	$750.00	$0.35	$750.35	$15,008,602.18

EXHIBIT B

FORM OF CONVERTIBLE UNSECURED PROMISSORY NOTE

EXHIBIT C

FORM OF WARRANT TO PURCHASE STOCK